Pricing Supplement No. 3 Dated August 4, 1999
(To Prospectus dated January 19, 1999  File No. 333-65535:)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $600,000,000.00

                                 COMDISCO, INC.

                         Medium-Term Notes, Series H Due
                from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue: August 9, 1999

Maturity Date: August 9, 2001

Principal Amount:  $25,000,000.00

Price to Public:  100%

Interest Rate:    6.85%

Interest Payment Dates: February 15 and August 15.


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:  N/A

Optional Repayment Date:   N/A

Agent's Discount or Commission:  $62,500.00

Cusip Number:     20033R FY 0